QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.6

AMENDMENT NO. 6

        THIS AMENDMENT NO. 6 (this "Amendment") is being executed and delivered as of July 30, 2008, by and among International Rectifier Corporation, a Delaware corporation (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent") under the Credit Agreement referred to below, and certain of the lenders party to said Credit Agreement. All capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

W I T N E S S E T H:

        WHEREAS, the Company, the Lenders and the Administrative Agent are currently party to that certain Credit Agreement dated as of November 6, 2006 (as heretofore amended, the "Credit Agreement"); and

        WHEREAS, pursuant to Amendment No. 5 to the Credit Agreement dated as of March 17, 2008, the Lenders granted certain accommodations to the Company through July 31, 2008.

        NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

        1.    Agreement.

        (a)   The Lenders hereby agree that the Company shall not be deemed in default of its obligations under the Credit Agreement and the other Loan Documents referred to therein prior to November 30, 2008, except to the extent that the Company shall have breached the covenants set forth in Sections 6.01 (Indebtedness), 6.02 (Liens), 6.08 (Negative Pledge Clauses) of the Credit Agreement or its obligations under Section 2 of this Amendment.

        (b)   The Company agrees that the Lenders shall have no obligation to make any Credit Events or any other extensions of credit to any Borrower under the Credit Agreement (other than the renewal of currently outstanding Letters of Credit in existing amount in the ordinary course of business) until each of the following have occurred:

    (i)
    the Administrative Agent and the Lenders have received restated audited consolidated financial statements of the Company for its fiscal years ended June 30, 2005 and 2006, and audited consolidated financial statements of the Company for its fiscal year ended June 30, 2007;

    (ii)
    the Company has filed its annual report on form 10-K for the fiscal year ended June 30, 2007 with the Securities and Exchange Commission ("SEC");

    (iii)
    the Company has filed with the SEC its quarterly report on Form 10-Q for the fiscal quarters ended March 31, 2007, September 30, 2007, December 31, 2007 and March 31, 2008;

    (iv)
    in each case of (i), (ii) and (iii) the form and substance of which are reasonably satisfactory to the Required Lenders (it being understood and agreed that the Lenders shall have a reasonable period to review such reports and financial statements);

    (v)
    the Company shall be in a position to satisfy each and every one of the other applicable conditions for Credit Events set forth in the Credit Agreement (without further amendment or waiver of any such condition);

    (vi)
    not less than thirty (30) calendar days shall have passed following the fulfillment of the foregoing conditions; and

    (vii)
    (A) the Administrative Agent and the Required Lenders shall have notified the Company in writing that Credit Events and other extensions of Credit under the Credit Agreement are available to be made thereunder or (B) the Company and its subsidiaries shall have entered into any amendment to the Credit Agreement which is reasonably requested by the Administrative Agent and the Required Lenders during the period described in the foregoing clause (vi).

        (c)   Pursuant to the provisions of Section 9.02 of the Credit Agreement, except as set forth herein, no failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power under the Credit Agreement or under any other Loan Document shall operate as an amendment or waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under the Credit Agreement and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

        2.    Cash Collateral.    The Company hereby agrees that it shall continue to maintain cash collateral with the Issuing Bank in an amount equal to the full amount of the Letters of Credit outstanding under the Credit Agreement (plus the amount of any letter of credit fees which will accrue with respect thereto through and including November 30, 2008) pursuant to arrangements and documents reasonably satisfactory to the Administrative Agent. It is understood and agreed that time is of the essence of this Section, and that the failure of the Company to provide such cash collateral shall constitute and be deemed to be an immediate Event of Default under the Credit Agreement and result in the termination of this Amendment.

        3.    Conditions of Effectiveness.    This Amendment shall be deemed to have become effective as of the date hereof, but such effectiveness shall be subject to the conditions that the Administrative Agent shall have received (a) executed counterparts of this Amendment duly executed and delivered by the Company and the Required Lenders, and (b) from the Company, within one Business Day of the execution and delivery hereof by the Required Lenders, a fee of 0.05% of each Lender's Commitment for the account of, and to the extent, such Lender has executed and delivered to the Administrative Agent or its counsel a counterpart to this Amendment prior to 12:00 noon (Los Angeles local time) on July 30, 2008.

        4.    No Implicit Amendment or Waiver.    Except as expressly set forth herein, (i) the execution, delivery and effectiveness of this Amendment shall neither operate as an amendment or waiver of any rights, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other documents executed in connection with the Credit Agreement, nor constitute an amendment or waiver of any provision of the Credit Agreement nor any other document executed in connection therewith and (ii) the Credit Agreement shall remain in full force and effect in accordance with its terms (as heretofore amended). Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as an amendment or waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

        5.    GOVERNING LAW.    This Amendment No. 6 shall be construed in accordance with and governed by the law of the State of New York.

2

        IN WITNESS WHEREOF, this Amendment No. 6 has been duly executed as of the day and year first above written.

INTERNATIONAL RECTIFIER CORPORATION, as the Company
By:

Name:

Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually as a Lender, as the Swingline Lender and as Administrative Agent
By:

Name:

Title:

BANK OF AMERICA, N.A., individually as a Lender, as the Issuing Bank and as Syndication Agent
By:

Name:

Title:

DEUTSCHE BANK AG NEW YORK BRANCH, individually as a Lender and as Co-Documentation Agent
By:

Name:

Title:

By:

Name:

Title:

HSBC BANK USA, NATIONAL ASSOCIATION, individually as a Lender and as Co-Documentation Agent
By:

Name:

Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually as a Lender
By:

Name:

Title:

By:

Name:

Title:

MIZUHO CORPORATE BANK, LTD., as a Lender
By:

Name:

Title:

WELLS FARGO BANK, N.A., as a Lender
By:

Name:

Title:

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:

Name:

Title:

QuickLinks

  EXHIBIT 10.6